Exhibit 23.1

Deloitte & Touche LLP 2 Jericho Plaza Jericho, NY 11753 USA Tel: 516-918-7000 Fax: 516-827-3980 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 26, 2025, relating to the consolidated financial statements of Verint Systems Inc. and subsidiaries and the effectiveness of Verint Systems Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Verint Systems Inc. for the year ended January 31, 2025.

/s/ Deloitte & Touche LLP

July 2, 2025